Independent Registered Public Accounting Firm's Consent

The Contract Owners
Fidelity Security Life Insurance Company
FSL Separate Account M


   and


The Board of Directors
Fidelity Security Life Insurance Company:


We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" and to the use of our report dated March 31, 2006 with respect to the statutory financial statements of Fidelity Security Life Insurance Company and to the use of our report dated March 31, 2006 with respect to the financial statements of Fidelity Security Life Insurance Company FSL Separate Account M included in the Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (File No. 333-69647) on Form N-4, Amendment No. 10 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09167), and the related statement of additional information accompanying the Prospectus of the FSL Flexible Premium Variable Annuity.


                               /s/KPMG LLP


Kansas City, Missouri
April 26, 2006